Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Series Fund, Inc.

We consent to the use of our reports dated July 26, 2011, incorporated herein by reference, on the financial statements of ING Index Plus LargeCap Fund, and ING Corporate Leaders 100 Fund, each a series of ING Series Fund, Inc., and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

Boston, Massachusetts
April 3, 2012